Exhibit 99.1

                                                                 PRESS RELEASE

                  SEACOR SMIT ANNOUNCES FOURTH QUARTER RESULTS


HOUSTON, TEXAS
February 26, 2004

FOR IMMEDIATE RELEASE -- SEACOR SMIT Inc. (NYSE:CKH) announced a net loss for the fourth quarter ended December 31, 2003 of $1.7 million, or $0.09 per diluted share, on operating revenues of $101.0 million. For the twelve months ended December 31, 2003, net earnings were $12.0 million, or $0.63 per diluted share, on operating revenues of $406.2 million.

For the fourth quarter ended December 31, 2002, net earnings were $1.6 million, or $0.08 per diluted share, on operating revenues of $99.7 million. For the twelve months ended December 31, 2002, net earnings were $46.6 million, or $2.28 per diluted share, on operating revenues of $403.2 million.

For the third quarter ended September 30, 2003, net earnings were $2.9 million, or $0.15 per diluted share, on operating revenues of $103.2 million.

Financial results for the fourth quarter ended December 31, 2003 as compared to the immediately preceding quarter ended September 30, 2003 were impacted by a variety of factors highlighted below.

     o DECREASED OPERATING REVENUES. Operating revenues of $101.0 million decreased $2.3 million. Offshore marine services' revenue declined $6.7 million primarily due to net fleet reductions and lower fleet utilization. Environmental services' revenue, before the impact of a fourth quarter acquisition of a business which provides land based and offshore remediation and other services on the West Coast, declined $3.7 million primarily due to the completion of a major project begun in a prior period. These declines were partially offset by (i) a $3.5 million increase in inland river revenues resulting from fleet growth and higher freight rates and (ii) $4.8 million in additional revenues earned by the environmental services business acquired during the fourth quarter.

     o INCREASED OPERATING AND ADMINISTRATIVE EXPENSES. Operating and administrative expenses of $95.0 million increased $9.1 million. Expenses incurred by the environmental services division increased $3.5 million primarily due to the business acquired during the fourth quarter. This increase was only partially offset by the non-recurrence of expenses associated with the major project that was mostly executed in prior periods. Offshore marine services' expenses increased $2.5 million due to severance costs related to fleet dispositions and administrative staff reductions. Expenses for performing inland river services increased $1.8 million primarily due to fleet growth. Offshore aviation's expenses increased $0.7 million resulting from the preparation for the introduction of four new helicopters to be deployed in the Gulf of Mexico.

     o INCREASED INCOME FROM EQUIPMENT SALES. Income from equipment sales of $9.6 million increased by $7.3 million primarily due to the sale of offshore vessels during the fourth quarter.

     o INCREASED DERIVATIVE TRANSACTION LOSSES. Derivative transaction losses of $1.5 million increased by $1.1 million primarily due to the termination of credit swaps related to the Company's 7.2% Senior Notes and the mark-to-market accounting on commodity futures.

     o INCREASED RESULTS FROM OTHER, NET. Other income of $4.5 million increased $3.8 million primarily due to foreign currency accounting gains associated with the strengthening of the British pound sterling against the U.S. dollar, partially offset by lower security sale gains.

     o INCREASED INCOME TAX EXPENSE. The increase in the fourth quarter's effective tax rate is primarily due to a $1.9 million valuation allowance provided for foreign tax credits that may expire before utilization and a $0.5 million tax impact from non-deductible expenses.

     o INCREASED EQUITY LOSSES. Equity losses of $0.1 million, as compared to the preceding quarter's operating income of $0.9 million, represented a change of $1.0 million primarily due to lower results realized on offshore marine and marine telecommunication joint ventures, partially offset by the non-recurrence of a $1.0 million third quarter charge against earnings for U.S. income taxes on dividends received from a foreign joint venture.


The Company's offshore marine fleet declined from 279 vessels at the end of the prior quarter to 235 at December 31, 2003. During the fourth quarter, the Company sold 30 vessels with a carrying value of $29.6 million, 1 of which was leased-back and 1 of which was sold to a joint venture, and took delivery of 2 newly constructed crew vessels. In addition, the Company terminated leases on 3 vessels, transferred one vessel to the environmental services segment, and removed 14 vessels from service. Additional fleet information is described in the attached supplementary operational data schedule.

During the fourth quarter, the Company decided to divest of all utility vessels from its marine fleet. As of December 31, 2003, the carrying value of the remaining 26 utility vessels was $1.8 million. For the current quarter and full year the utility boat fleet incurred operating losses of $0.2 million and $1.1 million, respectively, before overhead associated with operating these vessels.

On October 31, 2003, the Company acquired an environmental services business that provides emergency response, site remediation, industrial and marine contract cleaning, salvage support, hazardous waste management services, and environmental equipment and product sales to both the private and public sectors on the West Coast of the United States. During the fourth quarter, this business contributed operating revenues of $4.8 million and an operating loss of $0.1 million to the consolidated group.

The Company's inland river hopper barge fleet grew from 735 units at the end of the prior quarter to 784 units at December 31, 2003 due to the acquisition of 37 new barges, the lease-in of 10 barges, and the taking over management of 2 barges during the current quarter.

The Company's offshore aviation helicopter fleet grew from 36 units at the end of the prior quarter to 40 units at December 31, 2003 due to the acquisition of 4 helicopters during the current quarter.

The aggregate cost of all offshore vessels, barges and helicopters delivered during the fourth quarter was $37.8 million.

The Company's future capital commitments to purchase 9 newly constructed offshore support vessels, 330 newly constructed inland river hopper barges, 24 newly constructed chemical tank barges, and 6 newly constructed helicopters approximates $164.0 million as of February 25, 2004. Deliveries of the newly constructed vessels, barges and helicopters are expected over the next ten months.

During the fourth quarter, the Company acquired a total of 181,676 shares of its common stock for treasury at an aggregate cost of $7.1 million. As of December 31, 2003, the Company's cash, marketable securities and construction reserve funds totaled $438.1 million, an increase of $9.8 million as compared to September 30, 2003. As of December 31, 2003, the Company's long-term debt totaled $332.2 million, unchanged as compared to September 30, 2003.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include environmental services, inland river operations, and offshore aviation services.

This release includes "forward-looking statements" as described in the Private Securities Litigation Reform Act of 1995. Statements herein that describe the Company's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions, the cyclical nature of our business, adequacy of insurance coverage, currency exchange fluctuations, changes in foreign political, military and economic conditions, the ongoing need to replace aging vessels, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, regulatory initiatives, customer preferences, marine-related risks, effects of adverse weather conditions and seasonality on the Company's offshore aviation business, helicopter related risks, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, variability in freight rates for inland river barges and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release and SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.


For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorsmit.com.

                        SEACOR SMIT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)

                                                                     Three Months Ended                  Twelve Months Ended
                                                                         December 31,                         December 31,
                                                              ----------------------------------   ------------------------------
                                                                   2003              2002              2003             2002
                                                              ----------------  ----------------   --------------   -------------
Operating Revenues...........................................$     100,956     $      99,708      $     406,209    $     403,158
                                                              ----------------  ----------------   --------------   -------------
Costs and Expenses:
   Operating expenses.........................................      78,504            67,306            287,290          249,892
   Administrative and general.................................      16,538            14,668             57,684           53,265
   Depreciation and amortization..............................      13,751            13,991             55,506           56,244
                                                              ----------------  ----------------   --------------   -------------
                                                                   108,793            95,965            400,480          359,401
                                                              ----------------  ----------------   --------------   -------------
Operating Income (Loss).......................................      (7,837)            3,743              5,729           43,757
                                                              ----------------  ----------------   --------------   -------------
Other Income (Expense):
   Interest on debt...........................................      (4,785)           (5,764)           (19,313)         (17,064)
   Interest income............................................       1,565             2,821              7,531            8,833
   Debt extinguishments.......................................           -                 -             (2,091)         (2,338)
   Income from equipment sales or retirements, net............       9,612             3,077             17,522            8,635
   Gain from Chiles Merger....................................           -                 -                  -           19,719
   Gain (loss) from derivative transactions, net..............      (1,541)           (2,424)             2,389           (5,043)
   Gain from foreign currency transactions, net...............       3,625               827              3,739            6,281
   Gain from sale of marketable securities, net...............         743               518              6,595            3,218
   Other, net.................................................         106               141               (652)             144
                                                              ----------------  ----------------   --------------   -------------
                                                                     9,325              (804)            15,720           22,385
                                                              ----------------  ----------------   --------------   -------------
Income Before Taxes, Minority Interest and Equity Earnings....       1,488             2,939             21,449           66,142
Income Tax Expense............................................       3,067             1,266             10,396           23,034
                                                              ----------------  ----------------   --------------   -------------
Income (Loss) Before Minority Interest and Equity Earnings ...      (1,579)            1,673             11,053           43,108
Minority Interest in Income of Subsidiaries...................         (66)              (32)              (517)            (226)
Equity in Earnings (Losses) of 50% or Less Owned Companies....         (85)               (3)             1,418            3,705
                                                              ----------------  ----------------   --------------   -------------
Net Income (Loss)............................................$      (1,730)    $       1,638      $      11,954    $      46,587
                                                              ================  ================   ==============   =============

Basic Earnings (Loss) Per Common Share.......................$      (0.09)     $        0.08      $        0.63    $        2.33
                                                              ================  ================   ==============   =============

Diluted Earnings (Loss) Per Common Share.....................$      (0.09)(1)  $        0.08(2)   $        0.63    $        2.28
                                                              ================  ================   ==============   =============

Weighted Average Common Shares:
  Basic....................................................... 18,509,438         19,823,095         19,012,899       19,997,625
  Diluted..................................................... 18,509,438(1)      20,032,229(2)      19,279,568       21,057,877


--------------------
(1) Outstanding stock options and restricted stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2003 as the effect was antidilutive. In this same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding.

(2) The assumed conversion of the Company's convertible notes into shares of common stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2002 as the effect was antidilutive. In this same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding.

                        SEACOR SMIT INC. AND SUBSIDIARIES
                          SUPPLEMENTARY FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)

                                                       Dec. 31,        Sep. 30,     Jun. 30,         Mar. 31,          Dec. 31,
STATEMENTS OF OPERATIONS:                               2003            2003          2003             2003              2002
                                                     ----------      ----------    ----------       ----------        ----------
    Operating Revenues..............................$   100,956     $  103,234    $  105,159       $    96,860       $    99,708
                                                     ----------      ----------    ----------       ----------        ----------

    Cost and Expenses:

        Operating expenses...........................    78,504          72,264        69,422           67,100            67,306

        Administrative and general...................    16,538          13,676        13,391           14,079            14,668

        Depreciation and amortization................    13,751          13,411        13,708           14,636            13,991
                                                     ----------      ----------    ----------       ----------        ----------
                                                        108,793          99,351        96,521           95,815            95,965
                                                     ----------      ----------    ----------       ----------        ----------

    Operating Income (Loss)..........................    (7,837)          3,883         8,638            1,045             3,743

    Net Interest Expense.............................    (3,220)         (3,063)       (2,549)          (2,950)           (2,943)

    Debt Extinguishment..............................         -               -          (966)          (1,125)                -


    Income from Equipment Sales, net.................     9,612           2,349           414            5,147             3,077

    Derivative Transactions, net.....................    (1,541)           (443)        2,624            1,749            (2,424)

    Other, net.......................................     4,474             682         1,797            2,729             1,486
                                                     ----------      ----------    ----------       ----------        ----------

    Income Before Taxes, Minority
      Interest and Equity Earnings...................     1,488           3,408         9,958            6,595             2,939

    Income Tax Expense...............................     3,067           1,334         3,596            2,399             1,266
                                                     ----------      ----------    ----------       ----------        ----------

    Income(Loss) Before Minority Interest and
      Equity Earnings................................    (1,579)          2,074         6,362            4,196             1,673

    Minority Interest................................       (66)           (112)         (241)             (98)              (32)


    Equity Earnings (Losses).........................       (85)            935           322              246                (3)
                                                     ----------      ----------    ----------       ----------        ----------

    Net Income (Loss)...............................$    (1,730)    $     2,897   $     6,443      $     4,344       $     1,638
                                                     ==========      ==========    ==========       ==========        ==========


WEIGHTED AVERAGE COMMON SHARES:
   Basic.............................................18,509,438      18,629,664    19,155,421       19,775,194        19,823,095
                                                     ----------      ----------    ----------       ----------        ----------
   Diluted...........................................18,509,438(3)   18,785,256    19,315,817       20,362,120        20,032,229(4)


DILUTED EARNINGS PER COMMON SHARE...................$     (0.09)(3) $      0.15   $      0.33      $      0.22       $      0.08(4)

BALANCE SHEET:

    Cash, Marketable Securities and
      Construction Reserve Funds....................$   438,131     $   428,372   $   431,796      $   498,075       $   525,931

    Total Assets..................................... 1,402,611       1,370,630     1,379,700        1,401,710         1,487,107

    Total Long-term Debt.............................   332,179         332,213       332,187          343,058           402,118

    Stockholders' Equity.............................   770,446         768,530       772,563          789,971           804,951


--------------------
(3) Outstanding stock options and restricted stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2003 as the effect was antidilutive. In this same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding.

(4) The assumed conversion of the Company's convertible notes into shares of common stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2002 as the effect was antidilutive. In this same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding.

                        SEACOR SMIT INC. AND SUBSIDIARIES
                         SUPPLEMENTARY OPERATIONAL DATA
                                   (UNAUDITED)

                                                         Dec. 31,        Sep. 30,       Jun. 30,         Mar. 31,          Dec. 31,
                                                           2003            2003           2003             2003              2002
                                                         --------        --------       --------         --------          --------
MARINE FLEET RATES PER DAY WORKED ($)(5):

   Anchor Handling Towing Supply - Domestic...........    22,111           20,095         16,712           17,668           22,196

   Anchor Handling Towing Supply - Foreign............     9,212            9,927         10,593           10,110           11,073

   Crew...............................................     3,323            3,257          3,153            3,158            3,148

   Geophysical, Freight and Other(6)..................         -                -              -                -                -

   Mini-Supply........................................     2,992            2,998          3,027            3,102            2,983

   Standby Safety.....................................     6,933            6,733          6,559            6,537            6,288

   Supply and Towing Supply - Domestic................     6,082            6,068          6,184            6,815            6,865

   Supply and Towing Supply - Foreign.................     7,779            8,077          8,285            8,216            8,535

   Utility............................................     1,752            1,774          1,792            1,767            1,762

MARINE FLEET UTILIZATION (%)(5):

   Anchor Handling Towing Supply - Domestic...........      56.2             65.9           66.8             67.9             78.1

   Anchor Handling Towing Supply - Foreign............      72.8             81.9           81.2             88.9             71.4

   Crew...............................................      78.5             75.9           79.9             78.9             78.3

   Geophysical, Freight and Other(6)..................         -                -              -                -                -

   Mini-Supply........................................      86.3             91.6           89.4             86.8             86.2

   Standby Safety.....................................      90.3             89.9           89.5             81.6             88.5

   Supply and Towing Supply - Domestic................      59.4             77.2           66.1             68.7             89.1

   Supply and Towing Supply - Foreign.................      80.5             85.5           90.8             87.9             83.4

   Utility............................................      52.4             58.7           56.7             55.1             58.0

      Overall Offshore Marine Fleet...................      75.1             77.5           77.8             76.2             76.8

MARINE FLEET AT PERIOD END(5):

    Anchor Handling Towing Supply - Domestic..........         6                5              5                5                5

    Anchor Handling Towing Supply - Foreign...........        20               21             20               21               23

    Crew..............................................        87               90             92               92               96

    Geophysical, Freight and Other....................         4                2              2                2                2

    Mini-Supply.......................................        32               32             32               32               33

    Standby Safety....................................        27               26             26               26               26

    Supply and Towing Supply - Domestic...............        11               13             13               17               18

    Supply and Towing Supply - Foreign................        48               54             53               52               53

    Utility...........................................         -               36             40               41               45
                                                          --------       ---------      ---------        ---------         --------

      Total Offshore Marine Fleet.....................       235              279            283              288              301
                                                          ========       =========      =========        =========         ========

INLAND BARGE FLEET AT PERIOD END......................       784              735            559              562              535

HELICOPTER FLEET AT PERIOD END........................        40               36             36               36               36

HELICOPTER FLIGHT HOURS...............................     5,422            5,131          5,889            5,061             n.a.


--------------------
(5) Statistics exclude vessels retired from service in the applicable periods - 26 utility vessels at December 31, 2003.

(6) Vessels in this class were out of service during all reported periods.

                        SEACOR SMIT INC. AND SUBSIDIARIES
                         SUPPLEMENTARY OPERATIONAL DATA
                                   (UNAUDITED)

                                                                                                                          As of
                                                                                                                       September 30,
                                                                  As of December 31, 2003                                  2003
                                     -------------------------------------------------------------------------------    ----------
                                                                               Joint         Pooled/
                                       Owned       Leased-in   Subtotal       Ventured       Managed        Total         Total
                                     -------------------------------------------------------------------------------    ----------
OFFSHORE MARINE FLEET
   ANCHOR HANDLING TOWING SUPPLY:
   Domestic............................    3             2           5             1              -              6             5
   Foreign.............................   15             -          15             5              -             20            21
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                          18             2          20             6              -             26            26
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   CREW:
   Domestic............................   29            23          52             1              -             53            57
   Foreign.............................   22             -          22            12              -             34            33
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                          51            23          74            13              -             87            90
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   GEOPHYSICAL, FREIGHT AND OTHER:
   Domestic............................    1             -           1             -              -              1             1
   Foreign.............................    1             -           1             2              -              3             1
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                           2             -           2             2              -              4             2
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   MINI-SUPPLY:
   Domestic............................   23             4          27             -              -             27            28
   Foreign.............................    3             -           3             2              -              5             4
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                          26             4          30             2              -             32            32
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   STANDBY SAFETY:
   Domestic............................    -             -           -             -              -              -             -
   Foreign.............................   19             -          19             3              5             27            26
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                          19             -          19             3              5             27            26
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   SUPPLY AND TOWING SUPPLY:
   Domestic............................    3             5           8             2              1             11            13
   Foreign.............................   20             2          22            26              -             48            54
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                          23             7          30            28              1             59            67
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   UTILITY:
   Domestic............................    -             -           -             -              -              -            34
   Foreign.............................    -             -           -             -              -              -             2
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                           -             -           -             -              -              -            36
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
   WORLDWIDE FLEET:
   Domestic............................   59            34          93             4              1             98           138
   Foreign.............................   80             2          82            50              5            137           141
                                     ----------    ----------  ----------    -----------    -----------    ---------    ----------
                                         139            36         175            54              6            235           279
                                     ==========    ==========  ==========    ===========    ===========    =========    ==========

INLAND BARGE FLEET

Domestic...............................  369           176         545             6            233            784           735
                                     ==========    ==========  ==========    ===========    ===========    =========    ==========

HELICOPTER FLEET
     Domestic..........................   23            16          39             -              1             40            36
                                     ==========    ==========  ==========    ===========    ===========    =========    ==========
